UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2014 (March 19, 2013)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2013 Mutual Fund Award Agreement

On March 19, 2013, Mark Freeman, the Chief Investment Officer of Westwood Holdings Group, Inc. (the “Company”), entered into a Mutual Fund Share Incentive Agreement with the Company (the “2013 Mutual Fund Award Agreement”). Under the 2013 Mutual Fund Award Agreement, Mr. Freeman was eligible to receive a performance based award under the Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”) based on the performance of the Westwood Income Opportunity Fund (the “Fund”) for calendar 2013 (the “2013 Performance Period”). If the Fund had received a 4-star overall rating from Morningstar for the 2013 Performance Period, Mr. Freeman would have earned a bonus of $500,000. If the Fund had received a 5-star overall rating from Morningstar for the 2013 Performance Period, Mr. Freeman would have earned a bonus of $1 million. Amounts earned under the 2013 Mutual Fund Award Agreement would have been credited to an account (the “Award Account”) and converted on a notional basis into a number of shares of the Fund equal to the bonus amount divided by the net closing value of a Fund share on the date the bonus was to be credited to the Award Account. The value of the Award Account would then have been adjusted up or down to reflect changes in the net value of Fund shares credited to it. Mr. Freeman’s interest in the notional Fund shares credited to the Award Account pursuant to the 2013 Mutual Fund Award Agreement would have become vested on December 31, 2014. As disclosed in the Company’s Proxy Statement filed on March 11, 2014, no amounts were credited to Mr. Freeman’s Award Account pursuant to the 2013 Mutual Fund Award Agreement since the Fund did not receive a high enough Morningstar rating for the 2013 Performance Period.

2014 Mutual Fund Award Agreement

On March 7, 2014, Mr. Freeman entered into a Mutual Fund Share Incentive Agreement with the Company (the “2014 Mutual Fund Award Agreement”). Under the 2014 Mutual Fund Award Agreement, Mr. Freeman is eligible to receive a performance based award under the Plan based on the performance of the Fund for calendar 2014 (the “2014 Performance Period”). If the Fund receives a 4-star overall rating from Morningstar for the 2014 Performance Period, Mr. Freeman will earn a bonus of $500,000. If the Fund receives a 5-star overall rating from Morningstar for the 2014 Performance Period, Mr. Freeman will earn a bonus of $1 million. Alternatively, if the Fund is classified by Morningstar in the Moderate Allocation Category, as reported by Morningstar at the end of the 2014 Performance Period, and has a Morningstar Risk Rating of “below average” or “low” for the 2014 Performance Period, Mr. Freeman will earn a bonus of $500,000 if the Fund receives a 3-star overall rating from Morningstar for the 2014 Performance Period and a bonus of $1 million if the Fund receives a 4-star or above overall rating from Morningstar for the 2014 Performance Period. Amounts earned under the 2014 Mutual Fund Award Agreement will be credited to Mr. Freeman’s Award Account and converted on a notional basis into a number of shares of the Fund equal to the bonus amount divided by the net closing value of a Fund share on the date the bonus is credited to the Award Account. The value of the Award Account will be adjusted up or down to reflect changes in the net value of Fund shares credited to it. Mr. Freeman’s interest in the notional Fund shares credited to the Award Account pursuant to the 2014 Mutual Fund Award Agreement will become vested on December 31, 2015.

The foregoing description of the 2013 Mutual Fund Award Agreement and the 2014 Mutual Fund Award Agreement is qualified in its entirety by reference to the complete texts of those agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Mutual Fund Share Incentive Agreement, dated March 19, 2013, between Mark Freeman and Westwood Holdings Group, Inc.

10.2	Mutual Fund Share Incentive Agreement, dated March 7, 2014, between Mark Freeman and Westwood Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: March 12, 2014	/s/ Mark A. Wallace
Mark A. Wallace
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Mutual Fund Share Incentive Agreement, dated March 19, 2013, between Mark Freeman and Westwood Holdings Group, Inc.

10.2	Mutual Fund Share Incentive Agreement, dated March 7, 2014, between Mark Freeman and Westwood Holdings Group, Inc.